EX-99.906CERT

CERTIFICATIONS

Michael L. Simon, Chief Executive Officer, and Theresa M. Bridge, Chief Financial Officer, of AlphaMark Investment Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.
The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2016 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

AlphaMark Investment Trust	AlphaMark Investment Trust

/s/ Michael L. Simon	/s/ Theresa M. Bridge
Michael L. Simon, President	Theresa M. Bridge, Treasurer and Principal Accounting Officer

Date: October 31, 2016	Date: October 31, 2016

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to AlphaMark Investment Trust and will be retained by AlphaMark Investment Trust and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR filed with the Commission.